UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 7, 2016

GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33607	76-0526032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 West Sam Houston Parkway North, Suite 400, Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(713) 963-9522

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 23, 2016, GulfMark Offshore, Inc. (the “Company”)  launched a cash tender offer (the “Tender Offer”) for not less than $250,000,000 and up to $300,000,000 aggregate principal amount of the Company’s existing 6.375% Senior Notes due 2022 (the “Notes”). The Tender Offer is subject to certain conditions as more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 23, 2016. D.F. King & Co., Inc., the information agent and tender agent for the Tender Offer, has advised us that as of 5:00 p.m., New York City time, on December 7, 2016, which is the early tender date, $136,152,000 of the Notes had been validly tendered in the Tender Offer. The Tender Offer will expire at 11:59 p.m., New York City time, on December 21, 2016, unless extended or earlier terminated.

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SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GulfMark Offshore, Inc.

Date: December 8, 2016
	By:	/s/ James M. Mitchell
	Name:	James M. Mitchell
	Title:	Executive Vice President & Chief Financial Officer

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